UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2021

SYNALLOY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4510 Cox Road, Suite 201, Richmond, Virginia		23060
(Address of principal executive offices)		(Zip Code)
	(804) 822-3260
	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $1.00 per share	SYNL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act. ☐

Item 8.01 Other Events.

On November 30, 2021, the Company issued a press release announcing the commencement of its previously-announced rights offering, which (if fully subscribed) would raise proceeds of approximately $10 million.  The rights offering is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-230447) (the “Registration Statement”) that was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on April 19, 2019, and the prospectus supplement relating to the rights offering filed with the SEC on November 30, 2021 (together with the accompanying prospectus, the “Prospectus”).

In connection with the rights offering, the Company is filing certain ancillary documents as Exhibits 4.1, 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6 to this Current Report on Form 8-K for the purpose of incorporating such items by reference to the Registration Statement, to which the Prospectus is a part. Also in connection with the rights offering, the Company is filing as Exhibit 5.1 the opinion of Jenner & Block LLP in connection with the issuance of the subscription rights and the Company’s common stock, par value $1.00 per share, issuable upon exercise of such subscription rights.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor will there be any sale of such securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The rights offering will be made only by means of the Prospectus, copies of which will be mailed to all record holders entitled to participate in the rights offering, and can be accessed through the SEC’s website at www.sec.gov. A copy of the Prospectus may also be obtained by contacting the information agent for the rights offering, Saratoga Proxy Consulting, LLC, at (888) 368-0379.

A copy of the press release related to the matters set forth herein is attached hereto as Exhibit 99.7 and is incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions, including risks relating to the impact and spread of and the government’s response to COVID-19; inability to weather an economic downturn; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw material availability; financial stability of the Company’s customers; customer delays or difficulties in the production of products; loss of consumer or investor confidence; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; risks associated with acquisitions; environmental issues; negative or unexpected results from tax law changes; inability to comply with covenants and ratios required by the Company’s debt financing arrangements; and other risks detailed from time-to-time in Synalloy Corporation's Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC. Synalloy Corporation assumes no obligation to update any forward-looking information included herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of Subscription Rights Certificate
5.1	Opinion of Jenner & Block LLP
23.1	Consent of Jenner & Block LLP (included in Exhibit 5.1 hereto)
99.1	Form of Instructions as to Use of Non-Transferable Subscription Rights Certificate
99.2	Form of Letter to Stockholders who are Record Holders
99.3	Form of Letter to Brokers and Other Nominee Holders
99.4	Form of Letter to Clients of Brokers and Other Nominee Holders
99.5	Form of Nominee Holder Certification
99.6	Form of Beneficial Owner Election Form
99.7	Synalloy Corporation Press Release dated November 30, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

Dated: November 30, 2021	/s/ Aaron M. Tam
	Name:	Aaron M. Tam
	Title:	Chief Financial Officer